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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the registration of 300,000 shares of Blue Rhino Corporation's common stock for the Stock Option Plan for Non-Employee Directors, of our report dated March 14, 2001, with respect to the financial statements of R4 Technical Center - North Carolina, LLC for the period from April 28, 2000 (date of inception) through December 31, 2000 included on Form 10-K/A of Blue Rhino Corporation for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP

                                             Ernst & Young LLP
Winston-Salem, North Carolina
May 7, 2001